NASDAQ: “GMTC”

GameTech International, Inc.

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the federal securities laws, and GameTech intends that these statements be subject to the safe harbor provided by those laws.
Forward-looking statements include the potential effects of the definitive agreement with, and the acquisition of, Summit, our potential expansion of our domestic and international business and markets, new product and product feature developments, the success of our strategic opportunities and initiatives, and expectations relating to financial and operating results.
We caution that these statements are subject to risks and uncertainties that could cause actual results to differ materially from those reflected by the forward-looking statements, including whether we will be able to obtain consents, financing and licenses required to complete the acquisition of
Summit, our ability to successfully integrate, operate and grow Summit’s business, our dependence on the bingo and electronic bingo industry and
Summit’s dependence on the video lottery terminal business, and other factors disclosed in documents we have filed with the Securities and
Exchange Commission, including the our most recently filed Form 10-K,
10-Qs and 8-Ks.

Fiscal Earnings For The Quarter
Ended January 31

GameTech™

We design, develop, and market portable electronic Bingo devices

Key features of GameTech

Recurring revenue Model

Diverse Product Line

two way RF

Traveler, Tracker, Mini, and Fixed Based

server based system

Fully Integrated Sales and Service Network

24 hour customer support

The only Nationwide field technician coverage

Complete hall installation and training

Operating in 40 states and 7 countries

Over 65,000 player terminals installed throughout 520+ halls and locations

Increasing EPS Performance

Increasing Market Price Performance

Fiscal Year End Earnings For The
Period Ended October 31

Fiscal Earnings For The Quarter
Ended January 31

Summit Acquisition

Based in Billings, Montana

Strong VLT platform with key market
presence in Montana, Louisiana, West
Virginia and South Dakota

Strong Financial Performance and Historical
Growth

Asset Purchase Transaction

Summit Year End Earnings For The
Period Ended December 31

GameTech

International

UK

Mexico

Canada

Domestic

Wireless

New Technology

Summit

Class 3

New VLT Markets

GameTech Integrations

FY07 Growth Opportunities

Fiscal Earnings For The Quarter
Ended January 31